UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 2)

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DropCar, Inc.
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DROPCAR, INC.
1412 Broadway, Suite 2105
New York, New York 10018

Annual Meeting of Stockholders
Thursday, November 15, 2018

Amendment No. 2 to
Proxy Statement

EXPLANATORY NOTE

This Amendment No. 2 to Schedule 14A (“Amendment No. 2”) is being filed to amend DropCar, Inc.’s (the “Company”) definitive proxy statement for its 2018 Annual Meeting of Stockholders, as revised (“Original Proxy Statement”), which was filed with the Securities and Exchange Commission on October 9, 2018, as revised on October 16, 2018, in order to amend and restate the section entitled “Executive Officer and Director Compensation” in its entirety as set forth below. All other items in the Original Proxy Statement remain unchanged.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2017 and December 31, 2016 to our Chief Executive Officer, our former Chief Executive Officer, our former Chief Financial Officer and our next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2017. The information for 2017 for Spencer Richardson, our Chief Executive Officer, and David Newman, our Chief Business Development Officer, was for service to Private DropCar.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Spencer Richardson, Chief Executive Officer(3)	2017	17,308	250,000	273,050	0	0	0	176,365	716,723
	2016	0	0	0	0	50,000	0	142,750	192,750
Sebastian Giordano, former Chief Executive Officer(4)	2017	180,000	0	0	104,000	0	0	0	284,000
	2016	180,000	77,000	0	145,500	0	0	0	402,500
David Allen, former Chief Financial Officer(5)	2017	140,000	0	0	78,000	0	0	0	218,000
	2016	140,000	20,000	0	72,750	0	0	0	232,750
Robert Roller, President of Suisun Operations	2017	170,000	100,000	0	78,000	0	0	0	348,000
	2016	170,000	100,000		72,750	0	0	0	342,500
David Newman, Chief Business Development Officer(6)	2017	17,308	250,000	273,050	0	0	0	156,615	696,973
	2016	0	0	0	0	50,000	0	136,000	186,000

1.
These amounts represent the aggregate grant date fair value for stock awards for calendar years 2017 and 2016, respectively, computed in accordance with FASB ASC Topic 718.  A discussion of the assumptions used in determining grant date fair value may be found in Note 2 to our Financial Statements, included in our Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on April 2, 2018.

2.
These amounts represent the aggregate grant date fair value for option awards for calendar years 2017 and 2016, respectively, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 2 to our Financial Statements, included in our Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on April 2, 2018.

3.
Mr. Richardson was appointed our Chief Executive Officer on January 30, 2018. The amounts shown above reflect amounts paid to an entity controlled by Mr. Richardson for services rendered to Private DropCar. In 2016, Mr. Richardson’s entity received $142,750 and an additional $25,250 was accrued by Private DropCar as a liability owed to Mr. Richardson’s entity. In 2017, Mr. Richardson's entity received $50,000 of the $250,000 disclosed under "Bonus" and $176,365 disclosed under "All Other Compensation."

4.
Mr. Giordano resigned as Chief Executive Officer on January 30, 2018.

5.
Mr. Allen resigned as Chief Financial Officer on January 30, 2018.

6.
Mr. Newman was appointed our Chief Business Development Officer on January 30, 2018. The amounts shown above reflect amounts paid to an entity controlled by Mr. Newman for services rendered to Private DropCar. In 2016, Mr. Newman’s entity received $136,000 and an additional $18,000 was accrued by Private DropCar as a liability owed to Mr. Newman’s entity. In 2017, Mr. Newman's entity received $17,308 disclosed under "Salary," $50,000 of the $250,000 disclosed under "Bonus" and $156,615 disclosed under "All Other Compensation."

Narrative Disclosure to Summary Compensation Table

Base Salary

Prior to the signing of the Agreement and Plan of Merger and Reorganization, dated as of September 6, 2017, as subsequently amended, by and among the Company, DC Acquisition Corporation (“Merger Sub”), and Private DropCar (as amended, the “Merger Agreement”), pursuant to which Merger Sub merged with and into Private DropCar, with Private DropCar surviving as a wholly owned subsidiary of the Company (the “Merger”), the Board of Directors of Private DropCar approved of compensation paid to its management team. Following the closing of the Merger, which occurred on January 30, 2018, our Board became responsible for approving such compensation.

Mr. Richardson’s salary was $0 in 2016, $17,308 in 2017 and $275,000 in 2018. Mr. Newman’s salary was $0 in 2016, $17,308 in 2017 and $275,000 in 2018.

In connection with the signing of the Merger Agreement, we entered into employment agreements with each of Mr. Richardson and Mr. Newman, which provide for an annual base salary equal to $275,000 for each executive officer, subject to a 10% increase per year. The employment agreements are described below under “Narrative Disclosure to Summary Compensation Table – Employment Agreements and Potential Payments upon Termination of Employment or Change of Control.”

Bonuses

In 2017, the Board of Directors of Private DropCar approved a cash bonus to Mr. Richardson of $250,000 and to Mr. Newman of $250,000 based upon the successful signing of the Agreement and Plan of Merger and Reorganization.

In 2017, the Board of Directors of Private DropCar approved a discretionary cash bonus to Mr. Richardson of $50,000 and to Mr. Newman of $50,000 in recognition of each such executive officer’s services in the year ended December 31, 2016 and in accordance with the terms of each executive officer’s employment agreement. These bonus amounts, to the extent they were in recognition of Mr. Richardson’s and Mr. Newman’s performance during the indicated year, are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the indicated year.

In connection with the signing of the Merger Agreement, we entered into employment agreements with each of Mr. Richardson and Mr. Newman, which provide for a bonus payment to each executive officer of $250,000 in connection with the closing of the Merger, quarterly bonuses of at least $12,500 and milestone bonus payments based on our achievement of certain specified milestones. The employment agreements are described below under “Narrative Disclosure to Summary Compensation Table – Employment Agreements and Potential Payments upon Termination of Employment or Change of Control.”

Stock Options

No options to purchase shares of common stock were awarded to Mr. Richardson or Mr. Newman in 2016 or 2017.

Mr. Richardson and Mr. Newman

Effective January 30, 2018, we entered into employment agreements with Mr. Richardson and Mr. Newman as described below, and standard confidential information and/or inventions assignment agreements, under which each of Mr. Richardson and Mr. Newman has agreed not to disclose our confidential information.

In connection with the signing of the Merger Agreement, we entered into employment agreements with each of Mr. Richardson and Mr. Newman pursuant to which Mr. Richardson serves as our Chief Executive Officer and Mr. Newman serves as our Chief Business Development Officer. Each of the employment agreements provides for an initial term of three (3) years with automatic one (1) year renewals.

Each of the employment agreements for Mr. Richardson and Mr. Newman provide for the following cash-based compensation: (a) an annual base salary equal to $275,000, subject to a 10% increase per year; (b) bonus payment of $250,000 in connection with the closing of the Merger; (c) quarterly bonuses of at least $12,500; (d) milestone bonus payments based on our achievement of certain specified milestones; and (e) allowances for automobile, medical and dental.

Mr. Richardson and Mr. Newman are also each entitled to annual option grants equivalent to 1% of the outstanding shares of the Company (on a fully diluted basis). Subject to continued employment through each vesting date, these annual grants will vest and become exercisable with respect to 1/8th of the shares on each 90th day following the date of grant; provided that all options will vest on a change of control. In addition to annual option grants, Mr. Richardson and Mr. Newman are each eligible to receive additional option grants based on our achievement of certain specified milestones.

In the event that Mr. Richardson’s or Mr. Newman’s employment with us is terminated (a) by us without “cause” (including as a result of death or disability) following the end of the initial term, (b) by either Mr. Richardson or Mr. Newman for “good reason”, or (c) due to non-renewal of the initial term by us, then we shall pay or provide (x) 24 months’ of salary continuation, (y) $100,000 (such amount representing the guaranteed quarterly bonus for 24 months), and (z) to the extent unvested, full acceleration of the vesting of any outstanding options.

In addition, each of Mr. Richardson and Mr. Newman has entered into a non-solicitation and non-competition agreement that applies during the term of employment and for 12 months thereafter.

Mr. Giordano and Mr. Allen

The compensation arrangement of Sebastian Giordano, our former Chief Executive Officer, was set forth in a letter agreement, dated July 29, 2013, as amended on February 3, 2015. Pursuant to that agreement, Mr. Giordano was entitled to a base salary of $180,000 per year (effective as of January 1, 2015). We did not have an employment agreement with Mr. Allen.

On September 29, 2015, we entered into change of control agreements with Mr. Giordano and David Allen, our former Chief Financial Officer. The agreements had initial terms of four years and automatically extended for additional one-year periods thereafter, unless either party notified the other of non-renewal no later than 30 days prior to such anniversary. Under the agreements, Messrs. Giordano and Allen received payments of $350,000 and $150,000, respectively upon a change in control of the Company.

On January 30, 2018, Mr. Giordano and Mr. Allen resigned as officers of the Company. In connection with their respective resignations, each of Mr. Giordano and Mr. Allen entered into a separation agreement, effective as of January 30, 2018 (the “Giordano Agreement” and the “Allen Agreement,” respectively, and collectively, the “Separation Agreements”), with the Company. Each of the Giordano Agreement and Allen Agreement includes a customary release by Mr. Giordano and Mr. Allen, respectively, of certain claims against the Company that are held by Mr. Giordano and Mr. Allen, respectively. Pursuant to the Giordano Agreement, Mr. Giordano ceased serving as an employee of the Company effective as of January 30, 2018 (the “Separation Date”). Pursuant to the Giordano Agreement, Mr. Giordano received a severance payment equal to $350,000. Pursuant to the Allen Agreement, Mr. Allen ceased serving as an employee of the Company effective as of the Separation Date. Pursuant to the Allen Agreement, Mr. Allen received a severance payment equal to $150,000.

On July 11, 2018, we entered into a consulting agreement (the “Consulting Agreement”) with Ascentaur, LLC (“Ascentaur”). Sebastian Giordano is the Chief Executive Officer of Ascentaur, LLC. Pursuant to the terms of the Consulting Agreement, Ascentaur has agreed to provide advisory services with respect to the strategic development and growth of the Company, including advising the Company on market strategy and overall Company strategy, advising the Company on the sale of the Company’s WPCS International business segment, providing assistance to the Company in identifying and recruiting prospective employees, customers, business partners, investors and advisors that offer desirable administrative, financing, investment, technical, marketing and/or strategic expertise, and performing such other services pertaining to the Company’s business as the Company and Ascentaur may from time to time mutually agree. As consideration for its services under the Consulting Agreement, Ascentaur shall be entitled to receive (i) a fee of $10,000 per month for a period of nine months from the effective date of the Consulting Agreement, (ii) a lump sum fee of $90,000 upon the closing of the sale of the Company’s WPCS International business segment and (iii) reimbursement for reasonable and customary business expenses incurred in connection with Ascentaur’s performance under the Consulting Agreement.

Mr. Roller

On October 21, 2015, our subsidiary, WPCS International - Suisun City, Inc. (the “Suisun City Operations”), entered into a change in control agreement with Robert Roller, the President of the Suisun City Operations. The agreement had an initial term of two years and automatically extends for additional one-year periods at the expiration of the initial term and on each anniversary thereafter unless either party notifies the other party of non-renewal no later than 30 days prior to such anniversary. Upon a change in control of the Company or the Suisun City Operations, the agreement continues for a term of two years and then expires. Pursuant to the terms of the agreement, Mr. Roller is entitled to a severance payment of $150,000 and unpaid compensation and benefits and unused vacation accrued through the date of termination, if he is terminated without cause or if he is terminated for good reason within two years following a change in control of the Company or the Suisun City Operations.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2017, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.
Name	Number of Securities underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)	Market value of shares or units of stock that have not vested ($)
Spencer Richardson	-	-	-	-	-	-	-	-	-
Sebastian Giordano	130	-	-	$60.06	4/24/2018	-	-	-	-
	11,364	-		$26.40	4/24/2019
	50,000	-		$1.19	8/6/2025
	650,000	-		$1.32	9/29/2025
	150,000	-		$1.26	4/28/2026
	100,000	-		$1.35	4/28/2027
			200,000(1)	$1.35	4/28/2027	200,000			$210,000
David Allen	20,000	-		$1.19	8/6/2025
	325,000	-		$1.32	9/29/2025
	75,000	-		$1.26	4/28/2026
	75,000	-		$1.35	4/28/2027
			100,000(1)	$1.35	4/28/2027	100,000			$105,000
Robert Roller	162	-		$13.20	11/15/2017
	2,273	-		$26.40	4/24/2019
	7,500	-		$1.19	8/6/2025
	100,000	-		$1.32	9/29/2025
	75,000	-		$1.26	4/28/2026
	75,000	-		$1.35	4/28/2027
			100,000(1)	$1.35	4/28/2027	100,000			$105,000
David Newman	-	-	-	-	-	-	-	-	-

1.
Stock options were granted under the Amended and Restated 2014 Equity Incentive Plan and became fully vested upon the closing of the Merger.

On February 28, 2018, we issued to each of Mr. Richardson and Mr. Newman a grant of 733,929 restricted stock units, which vest in full on January 30, 2019.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2017 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Sebastian Giordano(3)	0	0	104,000	0	0	0	104,000
Joshua Silverman	24,000	0	52,000	$0	0	0	76,000
Charles Benton(4)	30,000	0	52,000	$0	0	0	82,000
Norm Dumbroff(4)	24,000	0	52,000	$0	0	0	76,000
Edward Gildea(4)	24,000	0	52,000	$0	0	0	76,000
Jonathan Schechter(4)	18,000	0	0	$0	0	0	18,000
Brian Daly(4)	18,000	0	0	$0	0	0	18,000

1.
These amounts represent the aggregate grant date fair value for stock awards for calendar year 2017 computed in accordance with FASB ASC Topic 718.  A discussion of the assumptions used in determining grant date fair value may be found in Note 2 to our Financial Statements, included in our Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on April 2, 2018.

2.
These amounts represent the aggregate grant date fair value for option awards for calendar year 2017 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 2 to our Financial Statements, included in our Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on April 2, 2018.

3.
Reflects 104,000 in option awards paid to Mr. Giordano in connection with his previous employment as our Chief Executive Officer in 2017. Following the Merger, Mr. Giordano has served as a non-employee director. Since June 2018, Mr. Giordano has served as a consultant to the Company. See “—Narrative Disclosure to Summary Compensation Table — Employment Agreements” above for additional information.

4.
Resigned effective January 30, 2018.

On May 14, 2018, the Board of Directors approved of the following compensation to non-employee directors:

●
The Chairman of the Board of Directors is entitled to receive a monthly cash payment of $10,000 as consideration for his services, in addition to an annual grant of options to purchase shares of the Company’s common stock valued at $30,000 on the date of grant calculated using the Black-Scholes valuation method; and

●
Each of the Company’s other non-employee directors is entitled to receive an annual cash payment of $30,000, paid quarterly in arrears, in addition to an annual grant of options to purchase shares of the Company’s common stock valued at $20,000 on the date of grant calculated using the Black-Scholes valuation method.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on November 15, 2018:

This Amendment No. 2, the Original Proxy Statement, a sample of the form of proxy card, and a copy of our Current Report on Form 8-K/A, which includes financial statements for the fiscal year ended December 31, 2017, are available at http://www.proxyvote.com.